DIVESTMENT AGREEMENT

This DIVESTMENT AGREEMENT (this “Agreement”) is entered into as of this 15 day of December 2016, by and among Atlas Technology International, Inc. (the “Company” or the “Seller”) and Tiffany Aguayo (the “Buyer”), each a “Party” and collectively the “Parties”, upon the following premises:

BACKGROUND

WHEREAS, the Company operated, in part, a bakery known as Sweet & Treats (“S&T).

WHEREAS, the Company desires to sell to Buyer and Buyer desires to purchase from Seller, S&T, on such terms and subject to the conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual promises, warranties and covenants set forth herein, the Parties hereto hereby agree as follows:

1. Purchased Business Assets. Seller hereby sells, assigns, transfers, conveys and delivers to Buyer ON AN “AS IS” “WHERE IS BASIS, and Buyer hereby accepts and purchases, all of the business and assets outstanding Securities of S&T, including its corporate name, business, operations, assets, inventory, employees, contractors, properties, intellectual properties, trademarks, service marks, trade names, telephone numbers, fax numbers, internet website addresses, and goodwill, and all of the other agreements, contracts, leases, licenses, other arrangements and other tangible and intangible property of S&T existing at the close of business on the Closing Date (the “Purchased Assets”); all of which are more particularly set forth on Schedule “A” attached hereto.

2. Assumption of Liabilities.

a. Buyer hereby assumes, and agrees to perform, and otherwise pay, satisfy and discharge all existing and future liabilities and obligations of S&T other than those liabilities owed by the Company to the Buyer, except as set forth below, totalling $499.00 as of the date of this Agreement and as more particularly set forth on Schedule “B” attached hereto and referred to as the “Assumed Liabilities”. Seller also agrees to assign any and all claims, causes of action, and affirmative defences which it ever had, now has, or hereafter may have, whether currently known or unknown relating to the Assumed Liabilities of the Buyer.

b. Buyer hereby assumes, and agrees to perform, and otherwise pay, satisfy and discharge all existing and future liabilities and obligations of S&T's business (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including (a) all liabilities of the Seller for transfer, Sales, use, and other non-income taxes arising in connection with the consummation of the transactions contemplated hereby, and (b) all liabilities and obligations of the Seller under the agreements, contracts, leases, licenses, and other claims, debts, expenses, liabilities, and claims of legal fees whatsoever associated with or incurred as a result of such Assumed Liabilities (collectively the “Assumed Liability Expenses”), and that S&T and Buyer will forever indemnify and hold harmless the Company against Such Assumed Liabilities and any Assumed Liability Expenses following the Closing.

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c. Effective as of the Closing, the Buyer hereby agree to forgive all of its debt owed to the Buyer from the Company, totalling $15,105.37, as more particularly set forth on Schedule “C” attached hereto.

3. Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place by the exchange of documents by the Parties by fax or courier, within fifteen (15) days hereof, or such other date as the Parties may mutually determine, which date shall in no event be later than December 31, 2016, unless agreed to in writing by the Parties (the “Closing Date”). At the Closing, the Seller shall deliver to the Buyer: (i) a bill of sale relating to the Purchased Assets and the Assumed Liabilities, (ii) the Sweets & Treats, Inc. shares, along with such other transfer documentation is necessary and proper to allow the transfer of the ownership of the Sweet & Treats, Inc. shares to the Buyer, which shall include the confirmation by Seller that the Sweet & Treats, Inc. shares represent all of the outstanding securities of Sweets & Treats, Inc., as applicable; provided however that each Party shall deliver such other certificates and documents as either Party may reasonably request. “Business Day” means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in the City of Sherman Oaks, California are authorized or required to be closed for business.

4. Further Assurances. Seller hereby covenants that it will, whenever and as reasonably requested by Buyer and at Seller's Sole cost and expense, do, execute, acknowledge and deliver any and all Such other and further acts, deeds, assignments, transfers, conveyances, confirmations, power of attorney and any instruments of further assurance, approvals and consents as Buyer may reasonably require in order to complete, insure and perfect the transfer, conveyance and assignment to Buyer of all the right, title and interest of Seller in and to the Purchased Assets hereby sold, conveyed or assigned, or intended so to be.

5. Seller Makes no Representations or Warranties. The Seller's interest in the Purchased Assets is being acquired by the Buyer on an AS IS WHERE IS basis and the Seller makes no representations as to the Purchased Assets or any other matter.

6. Confidential Information. The Company shall use its commercially reasonable efforts to ensure that all confidential information which the Company or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants (each a “Company Party”) may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Sweets & Treats, Inc., any affiliate thereof, or any customer or Supplier thereof or of any such affiliate shall not be published disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them in the ordinary course of business of Sweets & Treats, Inc. and for the benefit of Sweets & Treats, Inc.; provided, however, that the restrictions of this sentence shall not apply (i) as may otherwise be required by law, (ii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iii) to the extent the information shall have otherwise become publicly available, through no improper action of any Company or Party hereto.

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7. Miscellaneous

(a) Since a breach of the provisions of this Agreement could not adequately be compensated by monetary damages, any Party shall be entitled, in addition to any other right or remedy available to him, her or it, to an injunction restraining Such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the Parties hereby consent to the issuance of such an injunction and to the ordering of specific performance.

(b) The covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive any delivery of the consideration described herein.

(c) This Agreement sets forth the entire understanding of the Parties with respect to the subject matter hereof, Supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each Party.

(d) The provisions of this Agreement shall be binding upon and inure to the benefit of the Parties hereto, and their respective Successors and assigns (if not a natural person) and his assigns, heirs, and personal representatives (if a natural person).

(e) If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

(f) The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

(g) All representations, warranties and agreements in this Agreement shall survive the Closing Date until the expiration of the applicable statute of limitations. This Agreement shall be binding upon the Parties, their respective successors, representative, heirs and estate, as applicable.

(h) This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that all Parties need not sign the same counterpart. Facsimile execution and delivery of this Agreement is legal, Valid and binding execution and delivery for all purposes. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the internal laws of the State of Delaware, without regard to the conflicts of law principles thereof.

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(i) This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto. This Agreement constitutes the entire agreement of the Parties with respect to the Subject matter hereof and Supersedes in its entirety any other agreement relating to or granting any rights with respect to the subject matter hereof.

(j) Each Party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting Party shall not be applied in the interpretation of this Agreement to favour any Party against the other. In this Agreement, the word “include”, “includes”, “including and “such as' are to be construed as if they were immediately followed by the words, without limitation.

(k) In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

(l) The Company files reports with the Securities and Exchange Commission, which reports provide information about the Company and its operations. The parties hereto have reviewed Such reports and acknowledge the information contained therein.

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IN WITNESS HEREOF, the Parties have duly executed this Divestment Agreement as of the date first above Written.

BUYER:		SELLER:
ATLAS TECHNOLOGY INTERNATIONAL, INC.

By:	/s/ Tiffany Aguayo	By:	/s/ Ming-Shu Tsai
	Tiffany Aguayo	Name:	Ming-Shui Tsai
		Title:	Chief Executive Officer

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Schedule “A”

December 9, 2016
ASSETS
Current Assets
Checking/Savings	85.27
Cash in Bank Chase 2945	45.00
Cash in Bank Paypal	130.27
Total Checking/Savings
Other Current Assets
Accounts Receivable	25.08
Prepaid Expenses	110.13
Total Other Current Assets	135.21
Total Current Assets	265.48
TOTAL ASSETS	265.48

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Schedule “B”

Liabilities
Current Liabilities
Other Current Liabilities
Accrued Expenses	55.00
Customer deposits	391.00
Sales tax payable	53.00
Total Other Current Liabilities	499.00
Total Current Liabilities	499.00
Total Liabilities	499.00

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Schedule “C”

Amount due to Tiffany Aguayo
Advances on behalf of Sweets & Treats, Inc. (California)	12,074.84
Advances on behalf of Atlas Technology International, Inc. (fka Sweets & Treats, Inc. (Delaware)	3,030.53
Total Amount due to Tiffany Aguayo	15,105.37

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